Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-284302, 333-265826 on Form F-3 and Nos. 333- 284301, 333-273777, 333-267760, 333-258514, 333-227717, 333-222482, 333-214884, 333-204205 on Form S-8 of our reports dated March 13, 2025, with respect to the consolidated financial statements of Cellectis S.A. and the effectiveness of internal control over financial reporting.

KPMG S.A.

/s/ KPMG S.A.

Cédric Adens

Partner

Paris La Défense, France

March 13, 2025